   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 2008

                                                    REGISTRATION NO. 333-_____
==============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                 ---------------------------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                 ---------------------------------------------

                            ZOLTEK COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

           MISSOURI                  3101 MCKELVEY ROAD          43-1311101
(State or other jurisdiction of   ST. LOUIS, MISSOURI 63044   (I.R.S. Employer
incorporation or organization)   TELEPHONE:  (314) 291-5110  Identification No.)
                                 FACSIMILE:  (314) 291-8536
                          (Address of Principal Executive Offices)

                            ZOLTEK COMPANIES, INC.
                         2008 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                                  ZSOLT RUMY
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            ZOLTEK COMPANIES, INC.
                              3101 MCKELVEY ROAD
                        ST. LOUIS, MISSOURI 63044-3406
                           TELEPHONE: (314) 291-5110
                           FACSIMILE: (314) 291-8536
                     (Name, address and telephone numbers,
                  including area code, of agent for service)

                                   COPY TO:
                             THOMAS A. LITZ, ESQ.
                          ANDREW J. KLINGHAMMER, ESQ.
                              THOMPSON COBURN LLP
                               ONE US BANK PLAZA
                           ST. LOUIS, MISSOURI 63101
                           TELEPHONE: (314) 552-6000
                           FACSIMILE: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

       Large accelerated filer /X/            Accelerated filer / /

       Non-accelerated filer / /              Smaller reporting company / /

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================

       TITLE OF EACH CLASS OF           AMOUNT TO BE      PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED        OFFERING PRICE    AGGREGATE OFFERING PRICE(2) REGISTRATION FEE
                                                            PER SHARE(2)
--------------------------------------------------------------------------------------------------------------------------
Zoltek Companies, Inc. Common           1,500,000(1)           $25.26               $37,890,000             $1,489.08
Stock, $0.01 par value
==========================================================================================================================

(1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon the average of the high and low sale prices of common stock, $0.01 par value, of the Registrant as reported on the Nasdaq Global Market on February 20, 2008.

==============================================================================

         The undersigned registrant, Zoltek Companies, Inc. (the "Registrant"), hereby files this Registration Statement on Form S-8 (this "Registration Statement") to register one million five hundred thousand (1,500,000) shares of the Registrant's common stock, $0.01 par value ("Common Stock"), for sale to participants under the Zoltek Companies, Inc. 2008 Long-Term Incentive Plan (the "Plan").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents field with the Commission by the Registrant are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2007;

         (b)      Quarterly Report on Form 10-Q for the period ended December
                  31, 2007;

         (c) Current Reports on Form 8-K dated December 14, 2007 and February 12, 2008;

         (d) All other reports filed by the Registrant pursuant to Sections 13(c) or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended September 30, 2007; and

         (e) The "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-3 (Reg. No. 333-143996), and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.
         -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Sections 351.355(1) and (2) of the General Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such person against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Missouri law also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding.

         Under Missouri law, a corporation may also provide additional indemnification to any person indemnifiable under subsection (1) or (2) above, provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto, or is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Missouri law also provides that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking from the party being indemnified to repay the amount advanced unless it is ultimately determined he or she is entitled to indemnification.

         Additionally, Missouri law allows a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for:
(a) any breach of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law; (c) declaration and payment of illegal dividends; or (d) any transaction from which the director derived an improper personal benefit, if the corporation has a provision describing such limitation or elimination of the personal liability of its directors in its articles of incorporation.

         The Registrant's Restated Articles of Incorporation, as amended, provide that the Registrant will indemnify any person who is or was a director or executive officer of the Registrant or any subsidiary against expenses, judgments, fines and amounts paid in settlement in connection with a civil, criminal, administrative or investigative action, suit, proceeding or claim by reason of the fact he or she was serving in that capacity. However, no person will be entitled to any indemnification on account of (a) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct, or (b) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         The Registrant's Articles of Incorporation, as amended, also provide that the Registrant may, as determined by the Board of Directors or as set forth in the Registrant's by-laws, indemnify any person who is or was a non-executive officer, employee or agent of the Registrant or any subsidiary, or who was serving at the request of the Registrant as a director, officer, employee or agent of another entity (including an employee benefit plan), against expenses, judgments, fines and amounts paid in settlement incurred in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Registrant or a subsidiary) by reason of the fact he or she was serving in that capacity. However, no person will be entitled to indemnification on account of (a) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct, or (b) an accounting for profits pursuant to Section 16(b) of the Exchange Act.

         The Registrant's Articles of Incorporation, as amended, also provide that the Registrant may, to the extent determined by the Board of Directors, make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a action, suit, proceeding or claim (including an action by or in the right of the Registrant or a subsidiary) to any person entitled to indemnification. Prior to making any advances, the Registrant must receive a written undertaking by the person receiving the advance to repay the amounts advanced if it is ultimately determined that the person was not entitled to indemnification. The indemnification provisions contained in the Registrant's Restated Articles of Incorporation, as amended, are not exclusive of any other rights to which a person to whom indemnification may be available may be entitled.


Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

         See Exhibit Index.


Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of
         --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2008.

                                     ZOLTEK COMPANIES, INC.



                                     By  /s/ Zsolt Rumy
                                         -------------------------------------
                                         Zsolt Rumy
                                         Chairman of the Board, President and
                                         Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Zsolt Rumy and Kevin Schott, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Zoltek Companies, Inc. Long-Term Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----

  /s/ Zsolt Rumy                             Chairman, President and Chief                February 22, 2008
---------------------------------            Executive Officer and Director
Zsolt Rumy                                   (Principal Executive Officer)


  /s/ Kevin Schott                              Chief Financial Officer                   February 22, 2008
---------------------------------            (Principal Financial Officer)
Kevin Schott                                 (Principal Accounting Officer)


  /s/ Linn H. Bealke                                   Director                           February 22, 2008
---------------------------------
Linn H. Bealke



SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----

  /s/ James W. Betts                                   Director                           February 22, 2008
---------------------------------
James W. Betts


  /s/ Charles A. Dill                                  Director                           February 22, 2008
---------------------------------
Charles A. Dill


  /s/ George E. Husman                                 Director                           February 22, 2008
---------------------------------
George E. Husman


  /s/ Michael D. Latta                                 Director                           February 22, 2008
---------------------------------
Michael D. Latta

                                 EXHIBIT INDEX
                                 -------------

  EXHIBIT NO.
  -----------

      3.1 Restated Articles of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-143996) and incorporated herein by reference.

      3.2 Certificate of Amendment of Restated Articles of Incorporation of the Registrant dated February 15, 1996, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-143996) and incorporated herein by reference.

      3.3 Certificate of Amendment of Restated Articles of Incorporation of the Registrant dated February 7, 1997, filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-143996) and incorporated herein by reference.

      3.4*        Amended and Restated By-Laws of the Company.

      3.5 Form of certificate for Common Stock, filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-51142) and incorporated herein by reference.

      5.1*        Opinion re legality.

     23.1*        Consent of Counsel (included in Exhibit 5).

     23.2*        Consent of Independent Registered Public Accounting Firm.

     23.3*        Consent of Independent Registered Public Accounting Firm.

     24.1*        Power of Attorney (set forth on signature page hereto).

     99.1 Zoltek Companies, Inc. 2008 Long-Term Incentive Plan, filed as Appendix B to the Registrant's Proxy Statement on
                  Schedule 14A filed by the Registrant on January 2, 2008 and incorporated herein by reference.

*Filed herewith.